UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Air Products Sends Letter to Airgas Shareholders

Says Airgas Statements Contain Numerous Inconsistencies and Misstatements
Regarding Air Products’ Bid

LEHIGH VALLEY, Pa. (August 19, 2010) – Air Products (NYSE: APD) today announced that it has mailed the following letter to Airgas (NYSE: ARG) shareholders questioning the credibility of the Airgas Board of Directors, and urging shareholders to vote the GOLD proxy card and vote “FOR” the three highly qualified Air Products nominees and “FOR” the proposed by-law amendments at Airgas’ 2010 Annual Meeting on September 15.

The full text of the letter sent to Airgas shareholders follows:

Dear Fellow Airgas Shareholder:

Airgas shareholders have been inundated for months by mailings and statements from the current Airgas Board of Directors regarding Air Products’ fully financed, all-cash offer for Airgas.  The Airgas statements contain numerous inconsistencies and misstatements regarding our bid.

Airgas shareholders have no doubt dismissed, as we have, many of these as the tactical maneuvering of an entrenched Board.  However, as the September 15 Airgas Annual Meeting approaches, we believe Airgas shareholders should carefully review the credibility of their incumbent Board in discharging its fiduciary duty of candor to Airgas’ shareholders.

Attached is the most recent example of the Airgas Board’s doubletalk.  These statements speak directly to the candor of the Board with its shareholders and the credibility of the Board’s objections to our bid.  Airgas has continually objected to our offer by suggesting it will delay shareholders’ realization of value―but in reality, the delay is due solely to the Airgas Board.

THE CURRENT AIRGAS BOARD IS PREVENTING YOU FROM RECEIVING A SUBSTANTIAL PREMIUM FOR YOUR SHARES TODAY

For more than 10 months, Air Products has made numerous attempts to engage the current Airgas Board of Directors in discussions about a compelling strategic combination of our two companies.  Time and again, our efforts have been rebuffed by the current Airgas Board.  We have proceeded with our offer despite the repeated efforts by the current Airgas Board to distort, deflect and delay because we believe in the compelling logic behind this combination, with its clear benefits for customers, employees and partners alike.

Our fully financed, all-cash offer provides Airgas shareholders with the opportunity to realize immediate liquidity at a substantial premium to Airgas’ historical share price.  Air Products

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remains as committed as ever to closing the transaction in short order and delivering this certain, cash value to Airgas shareholders.  The only significant hurdles that remain to completion of the transaction are within the control of the Airgas Board.

It is now up to you, the Airgas shareholders, to make your voices heard and change the dynamic in the Airgas Boardroom.  It is time for the Airgas Board to listen to its shareholders.  It is time to sign and return the GOLD proxy card and vote to move this process forward.

THE CURRENT AIRGAS BOARD HAS FAILED IN ITS RESPONSIBILITIES TO YOU

In our view, the Airgas Board has failed in its most basic responsibilities―to represent the best interest of all Airgas shareholders.  For months, the Airgas Board has sought to distort, deflect and delay, rather than inform and engage.  It has claimed Air Products’ offer is “highly uncertain” and would require a “significant amount of time to complete,” while in reality the only substantive impediment to closing immediately is the Board’s refusal to negotiate a deal.

Since we began this process 10 months ago, the current Airgas Board has:
●   Refused to engage in any way with Air Products or its advisors
●   Refused to form a special committee of independent directors to evaluate our offers
●   Delayed the 2010 Airgas Annual Meeting
●   Refused to rescind the “poison pill”
●   Pursued litigation against Air Products’ outside legal counsel
●   Repeatedly revised its financial forecasts
●   Put in place new change-of-control severance agreements
●   Failed to explore a sale process that would maximize value for your shares

YOU DESERVE A BOARD THAT WILL ACT IN YOUR BEST INTERESTS

Air Products is soliciting votes for the election of three highly qualified independent board nominees, and approval of our other proposals, at the 2010 Airgas Annual Meeting on September 15, 2010.  We urge you to support the Air Products nominees and proposals―and send a message to the Airgas Board that its self-serving actions cannot continue.

The three independent nominees put forth by Air Products have no personal or professional ties to Air Products, the Airgas Board or its Chairman and CEO.  They each have significant experience as public company directors and executives at major global corporations.  By voting “FOR” the independent nominees on the GOLD proxy card, you will be electing directors committed to acting in your best interests.

We urge you to send a message to the Airgas Board and management that you want directors who will constructively engage with Air Products regarding our offer.

JUST SAY NO TO FURTHER DELAY

VOTE YOUR GOLD PROXY CARD “FOR” THE THREE HIGHLY QUALIFIED AIR PRODUCTS NOMINEES AND “FOR” THE PROPOSED BY-LAW AMENDMENTS

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Whether or not you plan to attend the Airgas Annual Meeting, we urge you to promptly vote the GOLD proxy card.  We urge you to vote TODAY―by telephone, by Internet, or by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided.

Please discard any white proxy cards sent to you by Airgas and do not vote using any white proxy card or voting instruction form that you receive from Airgas.  This is important because only your latest-dated vote counts.  Therefore, if you vote using any white proxy card, this will cancel any vote you previously executed using a GOLD proxy card or voting instruction form.

If you have questions about how to vote your shares please contact MacKenzie Partners at (212) 929-5500 (collect) or (800) 322-2885 (toll free).

Sincerely,
John E. McGlade
Chairman, President and Chief Executive Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the GOLD proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

MacKenzie Partners
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (collect)
(800) 322-2885 (toll free)
Email: airgas@mackenziepartners.com

IMPORTANT
We urge you NOT to sign any White proxy card sent to you by Airgas.

DON’T BE MISLED BY AIRGAS’S DOUBLE TALK

Airgas Board on Regulatory Approval:

Then…

“[Air Products] ignores . . . the regulatory issues that . . . would slow the process considerably.”
Letter from Peter McCausland to John McGlade, December 8, 2009

“[R]egulatory concerns . . . create significant uncertainty as to when – if ever – Airgas stockholders would receive consideration under the Offer.”
Airgas 14D-9, February 22, 2010

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“[The] regulatory risks are significant.”
Airgas Revised Preliminary Proxy Statement, July 8, 2010

“[T]he antitrust regulatory authorities would be likely to require in connection with any approval that Air Products agree to divest substantial assets or businesses . . . .  The timing of any such approval . . . impose[s] uncertainty . . . .”
Airgas 14D-9, July 21, 2010

Now…

Airgas Board: Air Products’ Consent Decree was “widely anticipated.”
Airgas Press Release, August 16, 2010

Airgas Board on Timing of Transaction:

Then…

“The offer is highly uncertain and any payments made to Airgas stockholders would be considerably deferred.”
Airgas Press Release, February 22, 2010

“[A]ny comparison of the ‘current’ value which Air Products claims to be offering . . . must take into account . . . the time value of money . . . .”
Airgas 14D-9, February 22, 2010

“[T]he Offer is highly uncertain and would require a significant amount of time to complete, even under the most favorable circumstances.”
Airgas 14D-9, July 21, 2010

Now…
Air Products has agreed with the Staff of the Federal Trade Commission on a consent decree that would resolve any regulatory issues.  The only remaining hurdles to completion of the offer are within the control of the Airgas Board.

Airgas Board’s response:   None

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services.  Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives.  The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment.  In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe.  For more information, visit: www.airproducts.com.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of

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as, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").  The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended.  The offer is scheduled to expire at midnight, New York City time, on Friday, October 29, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a definitive proxy statement on Schedule 14A dated July 29, 2010 with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  The definitive proxy statement has been mailed to shareholders of Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION AND FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees is included in the definitive proxy statement Air Products filed with the SEC on July 29, 2010 relating to the 2010 annual meeting of Airgas stockholders.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the definitive proxy statement filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  The forward-looking statements in this release speak only as of the date of this filing.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Media Inquiries:
(Air Products)
Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
George Sard/David Reno, tel: (212) 687-8080.

Investor Inquiries:
(Air Products)
Nelson Squires, tel: (610) 481-7461; e-mail: squiresnj@airproducts.com.

(MacKenzie Partners)
Larry Dennedy/Charlie Koons, tel: (212) 929-5239; (212) 929-5708.